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                                                                     EXHIBIT 5.1


                             CHOATE, HALL & STEWART
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 EXCHANGE PLACE
                                 53 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                            TELEPHONE (617) 248-5000
                               FAX (617) 248-4000
                                 TELEX 49615860


                                                              September 29, 1998



Bluegreen Corporation
4960 Blue Lake Drive
Boca Raton, FL  33431

Gentlemen:

         This opinion is delivered to you in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed on September 29, 1998 by Bluegreen Corporation (the "Company") under the Securities Act of 1933, as amended, for registration under said Act of 3,000,000 shares of common stock, $.01 par value (the "Common Stock"), of the Company.

         We are familiar with the Company's Restated Articles of Organization, its By-Laws, as amended, and its corporate minute book, as well as the Registration Statement. We have also examined such other documents, records and certificates and made such further investigation as we have deemed necessary for the purposes of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company under its 1995 Stock Incentive Plan, 1998 Non-Employee Director Stock Option Plan and Bluegreen Corporation Retirement Savings Plan, as in effect on the date hereof, when issued against receipt of the agreed purchase price therefor, will be legally issued, fully paid and nonassessable.

         We understand that this opinion is to be used in connection with the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to this Firm included therein.

                                                  Very truly yours,



                                                  CHOATE, HALL & STEWART